UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 4, 2018

(Date of earliest event reported)

JetPay Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35170	90-0632274
(State or other jurisdiction of incorporation) )	(Commission File Number)	(IRS Employer Identification Number)

7450 Tilghman Street, Suite 170 Allentown, PA 18106 (Address of principal executive offices, including zip code)

(610) 797-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement

Immediately prior to and in connection with the completion of the Offer and the Merger (each as defined below), JetPay Corporation, a Delaware corporation (the “Company”), repaid in full all outstanding amounts due in connection with, and terminated all commitments under, (i) that certain Credit Agreement, dated June 22, 2017, by and between Fifth Third Bank and JetPay Payment Services, FL, LLC, (ii) that certain Loan and Security Agreement, dated November 7, 2014, by and between JetPay Payment Services, FL, LLC, the Company and First National Bank, (iii) that certain Loan and Security Agreement, dated October 18, 2016, by and among JetPay HR & Payroll Services, Inc., Payroll Tax Filing Services, Inc., the Company, JetPay Payment Services, FL, LLC and LHLJ, Inc. and (iv) that certain Master Equipment Lease Agreement, dated June 22, 2017, by and between Fifth Third Bank and JetPay Payment Services, FL, LLC. In connection with the closing of the Merger, the Company also paid all principal and accrued interest under that certain term promissory note, dated June 2, 2016, of JetPay Payment Services, FL, LLC in favor of Fifth Third Bank in the original principal amount of $1,068,960.30 in full satisfaction of such promissory note.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated October 19, 2018, with NCR Corporation, a Maryland corporation (“Parent”), and Orwell Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on November 2, 2018, Merger Sub commenced a cash tender offer (the “Offer”) to purchase (i) all of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Shares”), at a purchase price of $5.05 per share (the “Common Share Offer Price”), (ii) all of the issued and outstanding Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Shares”), at a price per Series A Preferred Share equal to $5.05 for each underlying Common Share (the “Series A Offer Price”), (iii) all of the issued and outstanding Series A-1 Convertible Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Shares”), at a price per Series A-1 Preferred Share equal to $600 (the “Series A-1 Offer Price”), and (iv) all of the issued and outstanding Series A-2 Convertible Preferred Stock, par value $0.001 (the “Series A-2 Preferred Shares” and, together with the Series A Preferred Shares and Series A-1 Preferred Shares, the “Preferred Shares”), at a price per Series A-2 Preferred Share equal to $600.

The Offer and withdrawal rights expired as scheduled at 11:59 p.m., Philadelphia, Pennsylvania time on Tuesday, December 4, 2018 (the “Expiration Date”). Based on information provided to the Company by Equiniti Trust Company, the depositary for the Offer, as of the expiration of the Offer, a total of 13,996,813 Common Shares, 133,333 Series A Preferred Shares and 9,000 Series A-1 Preferred Shares were validly tendered and not validly withdrawn pursuant to the Offer (not including 1,212,577 Common Shares tendered pursuant to notices of guaranteed delivery), representing approximately 94% of the then issued and outstanding Common Shares on a fully diluted basis. There were no Series A-2 Preferred Shares outstanding as of the Expiration Date. With the Minimum Tender Condition and all other Offer Conditions (each as defined in the Merger Agreement) having been satisfied, Merger Sub accepted for payment all Common Shares and Preferred Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

On December 6, 2018, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (as amended, the “DGCL”), Merger Sub merged with and into the Company with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a direct wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each Common Share and Preferred Share issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive the Common Share Offer Price, the Series A Offer Price or the Series A-1 Offer Price, as applicable, without interest, except for Common Shares and Preferred Shares held by the Company (including Common Shares held by the Company as treasury stock), Parent, or any of their respective subsidiaries or Common Shares with respect to which appraisal rights have been properly and validly perfected pursuant to Section 262 of the DGCL. As a result of the closing of the Merger, the Common Shares will no longer be listed on the Nasdaq Capital Market (“Nasdaq”).

Immediately prior to the Effective Time and pursuant to the terms and conditions of the Merger Agreement, each outstanding Company Option that is unvested shall become fully vested, and each Company Option that is then outstanding, automatically and without any action required on the part of the holder thereof, was cancelled in exchange for the right of the holder thereof to receive, without interest, an amount in cash, equal to the product of (x) the total number of Common Shares underlying the Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration (as defined in the Merger Agreement) over the per-share exercise price of such Company Option, less applicable tax withholdings; provided, that each Company Option with a per-share exercise price equal to or greater than the Merger Consideration was cancelled with no payment due to the holder thereof.

The foregoing summary description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 22, 2018, which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01, which description is incorporated herein by reference, the Company notified Nasdaq of the consummation of the Merger and requested that Nasdaq file with the SEC a Form 25 Notification of Removal of Listing and/or Registration to delist and deregister the Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of Common Shares on Nasdaq was suspended as of the close of business on December 6, 2018.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As required by the Merger Agreement, each of Diane (Vogt) Faro, Gregory M. Krzemien, Michael Collester, Peter B. Davidson, Donald J. Edwards, Robert Frankfort, Robert Metzger, Steven M. Michienzi and Laurence L. Stone voluntarily resigned as officers and directors of the Company and each of its subsidiaries, as applicable, in each case effective automatically as of the Effective Time.

The board of directors of the Company approved transactions bonuses to Gregory M. Krzemien, the Company’s Chief Financial Officer, and Peter B. Davidson, the Company’s Vice Chairman and Corporate Secretary, in the amounts of $250,000 and $150,000, respectively, which amounts were paid by the Company in connection with closing.

Item 8.01.	Other Events.

A copy of the press release issued by Parent on December 6, 2018 regarding (i) the expiration and results of the Offer and filed as Exhibit a(5)(G) to the Schedule TO-T/A filed by Parent and Merger Sub with the SEC on December 6, 2018 and (ii) the closing of the Merger is incorporated herein by reference as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

The following Exhibits are filed herewith or incorporated herein by reference:

2.1	Agreement and Plan of Merger, dated October 19, 2018, by and among JetPay Corporation, NCR Corporation and Orwell Acquisition Corporation (incorporated by reference to Exhibit 2.1 to JetPay Corporation’s Current Report on Form 8-K filed on October 22, 2018).

99.1	Press Release, dated December 6, 2018 (incorporated by reference to Exhibit a(5)(G) to the Schedule TO T/A filed by NCR Corporation and Orwell Acquisition Corporation on December 6, 2018).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2018	JETPAY CORPORATION

	By:	/s/ Gregory M. Krzemien
Name: Gregory M. Krzemien
Title: Chief Financial Officer